EXHIBIT 10.5
Participant Name: «First» «Last»
AGREEMENT FOR
DEFERRED COMPENSATION BENEFITS
American Greetings Corporation (the “Employer”) has established the American Greetings Corporation Executive Deferred Compensation Plan (together with any amendments thereto, the “Plan”), under which the Employer and <<NAME>> (the “Participant”) may negotiate the portion of such Participant’s annual Compensation (as defined under the Plan) to be paid as Deferred Compensation Benefits (as defined by the Plan) pursuant to the terms of the Plan. To defer a portion of such Compensation (as defined under the Plan) consisting of all or a portion of any incentive award the Participant qualifies to receive under the Employer’s annual performance bonus program (the “Incentive”), the Participant and the Employer hereby enter into this Agreement for Deferred Compensation Benefits (the “Agreement”). In consideration of the mutual covenants contained within this Agreement and subject to the terms of the Plan, the Employer and the undersigned Participant hereby agree as follows:
Section 1 — Deferred Amount
The Participant hereby elects to defer an amount equal to ___% or $___of his or her Incentive for the fiscal year ending                . In so doing, the Participant understands that if no Incentive is otherwise payable, no deferral will occur; and that if a fixed amount is elected, the lesser of the fixed amount or the actual amount of Incentive award (if any) will be deferred. Any deferral made under this Agreement will be credited to an account bearing the Participant’s name (hereinafter referred to as the “Account”), net of all required payroll deductions.
Section 2 — Deferral Period
The Participant’s Deferred Compensation Benefits shall be deferred until:

One (1) year from the ending date set forth in Section 1.*

Three (3) years from the ending date set forth in Section 1.

Five (5) years from the ending date set forth in Section 1.

Participant’s Separation from Service (as defined by Internal Revenue Code Section 409A and related regulations).**

* Note: A Participant may not re-defer a one-year deferral.
**If Separation from Service is not elected by the Participant, the Plan may require the Participant to wait to receive his or her Deferred Compensation Benefits until the date selected above.

Section 3 — Form of Benefits Payment
Upon Separation from Service, the Participant’s Deferred Compensation Benefits will be paid to the Participant in either a lump sum payment, five annual installments, or ten annual installments. (See Attachment 1). Please indicate below your choice of the Form of Benefits Payment upon Separation from Service.

Lump Sum Payment.

Payment over five (5) years, as outlined in Attachment 1.

Payment over ten (10) years, as outlined in Attachment 1.

Except as provided for under Section 1 above, the Participant has the option of either re-deferring his/her compensation (subject to the federal and state laws and regulations governing re-deferral), or receiving payment of the Deferred Amount, plus any investment earnings paid in a lump sum at the end of the Deferral Period selected in Section 2.
Section 4 — Amendments
This Agreement may not be amended or modified by either party, except by a written document signed by both parties in accordance with the terms of the Plan.
Section 5 — Term of Agreement
The term of this Agreement shall be from the last date set forth below until all amounts in the Participant’s Account have been paid out.
Section 6 — Rights and Obligations
The Participant’s right to Deferred Compensation Benefits and the Employer’s obligations to pay such Deferred Compensation Benefits shall be governed by the Plan to the extent not addressed in this Agreement. In the event of a conflict between the terms of this Agreement and the Plan, the Plan shall govern.
By signing this Agreement, the Participant acknowledges that: this election is based on guidance currently available for determining the requirements imposed on the Plan by the American Jobs Creation Act of 2004 (the “Act”), determined as of the date of this Agreement; and that the Employer expects to amend the Plan to bring the Plan into compliance with new guidance expected to be promulgated under the Act. Employer will operate the Plan during 2005 based on its understanding of the Act’s rules.

AGREED TO BY:

«First» «Last»	Employer Signature

Date	Date

Attachment 1
Form of Benefits Payment Options.
Upon Separation from Service, the Participant’s Deferred Compensation Benefits will be paid as follows:
Option 1. Lump Sum Distribution paid within 30 days after the date that occurs six (6) months after Separation from Service.
Option 2. Five annual installments according to the following schedule.

	Payment Date	Payment Amount
Payment Number 1	within 30 days after the date that occurs six (6) months after Separation from Service	20% of the then current balance

Payment Number 2	January 15 of the calendar year following the calendar year of Payment Number 1	25% of the then current balance

Payment Number 3	Twelve (12) months after the date of Payment Number 2	33% of the then current balance

Payment Number 4	Twelve (12) months after the date of Payment Number 3	50% of the then current balance

Payment Number 5	Twelve (12) months after the date of Payment Number 4	current balance
Option 3. Ten annual installments according to the following schedule.

	Payment Date	Payment Amount
Payment No. 1	1st Anniversary of Separation from Service	1/10 of Account Balance
Payment No. 2	2nd Anniversary of Separation from Service	1/9 of Account Balance
Payment No. 3	3rd Anniversary of Separation from Service	1/8 of Account Balance
Payment No. 4	4th Anniversary of Separation from Service	1/7 of Account Balance
Payment No. 5	5th Anniversary of Separation from Service	1/6 of Account Balance
Payment No. 6	6thAnniversary of Separation from Service	1/5 of Account Balance
Payment No. 7	7thAnniversary of Separation from Service	1/4 of Account Balance
Payment No. 8	8thAnniversary of Separation from Service	1/3 of Account Balance
Payment No. 9	9thAnniversary of Separation from Service	1/2 of Account Balance
Payment No. 10	10thAnniversary of Separation from Service	Entire Account Balance

CONFIDENTIAL

Date:
To:	«Name»
From:
Subject:	Executive Deferred Compensation Plan
The Executive Deferred Compensation Plan allows participants to defer various elements of their compensation for one year, three years, five years, or until separation from American Greetings. Six months prior to the end of the deferral periods, the participant has three choices. Elect to:
1.	Receive a lump sum distribution including investment earnings (losses) at the end of the deferral period,

2.	re-defer the balance, or

3.	Receive discounted options pursuant to the American Greetings Corporation Executive Third Party Option Plan in lieu of deferred compensation at the end of the deferral period
We are approaching the deadline to elect one of the choices above for the following previously deferred item(s):
«Item_Deferred»
If you wish to re-defer these items or receive discounted options in lieu of your deferred compensation account, please indicate your choices on the attached Amendment to Agreement for Deferred Compensation Benefits.
If you wish to receive payment of any of these items, please indicate below.
Pay Now ___«Item_Deferred»
If you choose not to re-defer, the deferred income, plus investment earnings, will be paid to you in accordance with your Agreement.
If your election is not received by ___, I will assume you have chosen to re-defer all of the above for the same period of time as the original deferral period, to be reviewed again at the expiration of that period.
Feel free to call me on extension ___if you have any questions.

Participant Signature

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